Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116447) of WGNB Corp. of our report dated February 5, 2007, relating to the financial statements as of and for the year ended December 31, 2006, which appears in this Form 10-K.

/s/ PORTER KEADLE MOORE LLP

Atlanta, Georgia
February 15, 2007